Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-197011 and 333-209605 on Forms S-8 and Registration Statement No. 333-205399 on Form S-3 of our report dated March 1, 2016, relating to the financial statements of Imprivata, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Imprivata, Inc. and subsidiaries for the year ended December 31, 2015

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 1, 2016